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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the incorporation of our report dated July 25, 2000, on the financial statements of the Mitchell Energy & Development Corp. Thrift and Savings Plan included in this Form 10-K/A, Amendment No. 1 (which relates to such Plan's Form 11-K for the year ended January 31, 2000) into the previously filed Form S-8 Registration Statement Nos. 33-26276, 2-86550 and 333-24335.




                                                  ARTHUR ANDERSEN LLP

Houston, Texas
July 26, 2000